                                                                    EXHIBIT 21.1

                         PAXAR CORPORATION SUBSIDIARIES

COMPANY                                             JURISDICTION OF ORGANIZATION
--------------------------------------------------  ----------------------------
Paxar Capital Corporation ......................                        New York
Paxar International Holdings, Inc. .............                        Delaware
Paxar B.V. .....................................                     Netherlands
Monarch Marking Systems, Inc. ..................                        Delaware
Paxar Far East Ltd. ............................                       Hong Kong
Paxar U.K. Ltd. ................................                  United Kingdom
Bonny Nice Industries Ltd. .....................                       Hong Kong
Bornemann & Bick GmbH & Co. K.G. ...............                         Germany
Collitex S.r.l. ................................                           Italy
Paxar Australia Pty. Limited ...................                       Australia
Paxar Canada Inc. ..............................                          Canada
Paxar Corporativo Mexico S.A. de C.V. ..........                          Mexico
Paxar de Colombia ..............................                        Colombia
Paxar Deutschland, GmbH. .......................                         Germany
Paxar Iberia S.A. ..............................                           Spain
Paxa Italia S.r.l. .............................                           Italy


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